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                                                                   EXHIBIT 23.2


[RUSSO & SHAPIRO LETTERHEAD]

Certified Public Accountants

Anthony J. Russo
Nelson Shapiro

                                        295 Madison Avenue, Suite 1700
                                        New York, New York 10017-6304
                                        Tel: (212) 687-2420
                                        Fax: (212) 687-1815

                                        Fed. I.D. # 13-3770301


The Brighton Technologies Corporation
and Subsidiaries
Allendale, New Jersey 07401

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated September 25, 1997, relating to the financial statements of the Brighton Technologies Corporation and Subsidiaries which is contained in the Prospectus.

We also consent to the reference to us under the caption "Experts" in the Prospectus.


                                        /s/ Russo & Shapiro

New York, New York
September 25, 1997